Exhibit 99

For Immediate Release

S&P Global’s 2018 Investor Day to Showcase Vision for

“Powering the Markets of the Future”

•	Executives to Discuss Strategy to Drive Continued Growth, Profitability and Exceptional Shareholder Returns

•	Announces Select Annual Financial Targets Over 3-4 Year Horizon

•	Introduces New Productivity Savings Program

•	S&P Global Ratings Plans to Establish Domestic Credit Rating Agency in China

•	Company Recently Settled Final Significant Financial Crisis Litigation, Announces Updated 2018 Guidance

NEW YORK, May 24, 2018 -- S&P Global (NYSE: SPGI) will host its 2018 Investor Day today in New York. S&P Global President and Chief Executive Officer Douglas L. Peterson and executives will discuss plans for achieving S&P Global’s strategic objectives and realizing the Company’s vision for “powering the markets of the future” by seamlessly delivering powerful analytics, benchmarks and data that enable customers to make confident decisions across capital and commodity markets.

“Our clear growth strategy and operating model are shaped by deep customer and market insights gained from our conversations with customers around the globe about their current and future needs,” said Mr. Peterson. “Those discussions have informed our strategic plans to expand core businesses, pursue exciting adjacent growth opportunities and enhance six foundational capabilities, which include global expansion, customer orientation, innovation, technology, operational excellence and people. This approach—combined with our financial strength and proven, world-class management team—makes me as optimistic and enthusiastic as ever about our future.”

During today’s event, S&P Global’s executives will outline key plans and initiatives, including:

-	Expanding globally by entering the domestic bond market in China. S&P Global Ratings is expressing its intent to enter the third-largest bond market in the world by building a leading credit rating agency in China. China’s bond market, with an estimated USD $10 trillion in outstanding debt securities, is expected to grow as more corporate financing shifts from loans. S&P Global Ratings currently has a presence in China, which rates bonds issued offshore by Chinese entities.

-	Pursuing growth through adjacencies and synergies across divisions by expanding S&P Global’s cross-enterprise portfolio of environmental, social and governance (ESG)

solutions. ESG-linked assets under management globally are driving demand for ESG-related data and insights.

-	Investing in growth and efficiency-enabling technologies by more than doubling the amount of technology investment devoted to “Change the Business” initiatives, including creating a unified digital platform for superior customer service, while decreasing the technology spend to run the business.

-	Focusing on innovation, including ongoing work with Kensho—a leading edge provider of next-generation analytics, artificial intelligence, machine learning, and data visualization systems S&P Global acquired in April 2018.

Productivity Savings Program

In addition, S&P Global is announcing new productivity savings programs, which are expected to generate ~$100 million of run-rate cost savings over the next three years. The Company expects to realize these savings primarily through productivity improvements across support functions, real estate and digital infrastructure.

Financial Targets

The Company is setting annual financial targets over a 3-4 year horizon, including:

-	Delivering mid- to high-single digit organic revenue growth;

-	Growing adjusted diluted EPS by low double-digits;

-	Expanding the adjusted operating margin into the low-50’s from 47% in 2017; and

-	Returning at least 75% of free cash flow to shareholders.

“We have demonstrated the ability to deliver exceptional shareholder returns by reorienting the business portfolio over the last several years,” said S&P Global Chief Financial Officer Ewout Steenbergen. “We are confident that as we look ahead we have the strategy, operating and financial discipline, and deep talent to continue delivering significant shareholder value.”

Product Showcase

Company leaders will feature some of S&P Global’s latest innovative offerings and capabilities during a product showcase, including:

-	Ratings360™: S&P Global Ratings brings together a unique combination of credit ratings, risk research and critical insights for issuers

-	S&P Dow Jones Indices’ FactorAllocator™: Analyze, build, deconstruct, and replicate simulated portfolios based on S&P factor indices.

-	S&P Global Market Intelligence Platform, Data Feeds, Linking and Credit Risk Analytics: The Market Intelligence Platform delivers powerful visual displays of data and deep analytics in an intuitive design. Credit Analytics provides counterparty credit risk assessment solutions to easily measure the credit risk of rated, unrated, public, and private companies.

-	S&P Global Platts, connecting commodities markets with Blockchain: Built on Blockchain technology, Fujairah Oil Inventory Reporting is bringing transparency and increasing efficiency in the Middle East's largest commercial storage capacity for refined products.

-	Kensho Omnisearch and Alternative Data: Kensho’s data linking and next-generation search capabilities are massively reducing the tedious manual labor required to ingest and structure new data sources into S&P Global databases. Kensho Alternative Data also brings together novel datasets with next-generation analytics to provide timely information of a company's health and direction.

Event Presenters

S&P Global’s Investor Day will feature presentations by:

-	President and CEO Doug Peterson

-	CFO Ewout Steenbergen

-	S&P Dow Jones Indices CEO Alex Matturri

-	S&P Global Ratings President John Berisford

-	S&P Global Market Intelligence President & EVP, Data and Technology Innovation Mike Chinn

-	S&P Global Platts President Martin Fraenkel

-	Executive Managing Director, Risk Services, Martina Cheung

-	Chief Technology Officer Nick Cafferillo

-	Kensho Founder and CEO Dr. Daniel Nadler

Updated 2018 Guidance

In connection with Investor Day, the Company is updating its guidance because it has recently settled its final significant financial crisis litigation. The Company’s GAAP operating profit margin guidance is updated from 45% - 46% to a range of 44% - 45% and its GAAP diluted earnings per share guidance is updated from $7.95 - $8.10 to a range of $7.75 - $ 7.90. Adjusted diluted earnings per share guidance with a range of $8.45 to $8.60 remains unchanged.

Access Details for Webcast and Telephone

Attendance at the event is by invitation only. Any interested parties may tune in to the live video webcast or listen by telephone.

Investor Day will begin streaming live on May 24 at 1:00 p.m. EDT and will conclude at 4:40 p.m. EDT. The video webcast will be available, live and in replay for one-year, at http://investor.spglobal.com/CustomPage/Index?KeyGenPage=1073751596&event=20170 (please copy and paste URL into web browser).

Discussions may include forward-looking information. The presenters' slides will be posted to the Company's Investor Relations website at 11:45 am. Additional information presented during Investor Day may be made available on the Company's Investor Relations website at http://investor.spglobal.com.

A limited number of telephone lines will be available for participants without access to the video webcast. Domestic participants may call (888) 391-6568; international participants may call (415) 228-4733 (long distance charges will apply). The passcode is "S&P Global" and the conference leader is Douglas Peterson. A recorded telephone replay will be available approximately two hours after the meeting concludes and will remain available until June 24, 2018. Domestic participants may call (866) 353-3070; international participants may call (203) 369-0090 (long distance charges will apply). No passcode is required.

Comparison of Adjusted Information to U.S. GAAP Information

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company also refers to and presents certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted diluted earnings per share, adjusted net income, adjusted operating profit and margin, organic revenue, adjusted unallocated expense, adjusted effective tax rates, adjusted diluted EPS guidance, free cash flow, free cash flow excluding certain items and return of capital. The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP on Exhibit 1. The Company’s non-GAAP measures include adjustments that reflect how management views our businesses. The Company believes these non-GAAP financial measures provide useful supplemental information that, in the case of non-GAAP financial measures other than free cash flow and free cash flow excluding certain items, enables investors to better compare the Company’s performance across periods, and management also uses these measures internally to assess the operating performance of its business, to assess performance for employee compensation purposes and to decide how to allocate resources. The Company believes that the presentation of free cash flow and free cash flow excluding certain items allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management and that such measures are useful in evaluating the cash available to us to prepay debt, make strategic acquisitions and investments, and repurchase stock. However, investors should not consider any of these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports.

Forward-Looking Statements

This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events, trends, contingencies or results, appear at various places in this press release and use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "forecast," "future," "intend," "plan," "potential," "predict," "project," "strategy," "target" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." For example, management may use forward-looking statements when addressing topics such as: the outcome of contingencies; future actions by regulators; changes in the Company's business strategies and methods of generating revenue; the development and performance of the Company's services and products; the expected impact of acquisitions and dispositions; the Company's effective tax rates; and the Company's cost structure, dividend policy, cash flows or liquidity.

Forward-looking statements are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	the impact of the recent acquisition of Kensho, including the impact on the Company's results of operations; any failure to successfully integrate Kensho into the Company's operations; any failure to attract and retain key employees; and the risk of litigation, unexpected costs, charges or expenses relating to the acquisition;

•	worldwide economic, financial, political and regulatory conditions, including conditions that may result from legislative, regulatory and policy changes associated with the current U.S. administration or the United Kingdom's withdrawal from the European Union;

•	the rapidly evolving regulatory environment, in Europe, the United States and elsewhere, affecting Ratings, S&P Global Platts, Indices, and S&P Global Market Intelligence, including new and amended regulations and the Company's compliance therewith;

•	the Company's ability to make acquisitions and dispositions and successfully integrate the businesses we acquire;
•	the outcome of litigation, government and regulatory proceedings, investigations and inquiries;
•	the health of debt and equity markets, including credit quality and spreads, the level of liquidity and future debt issuances;

•	the demand and market for credit ratings in and across the sectors and geographies where the Company operates;
•	concerns in the marketplace affecting the Company's credibility or otherwise affecting market perceptions of the integrity or utility of independent credit ratings;
•	the effect of competitive products and pricing, including the level of success of new product developments and global expansion;
•	consolidation in the Company's end-customer markets;
•	the introduction of competing products or technologies by other companies;
•	the impact of customer cost-cutting pressures, including in the financial services industry and the commodities markets;
•	a decline in the demand for credit risk management tools by financial institutions;
•	the level of merger and acquisition activity in the United States and abroad;
•	the volatility of the energy marketplace;
•	the health of the commodities markets;

•	the Company's ability to attract, incentivize and retain key employees;
•	the Company's ability to maintain adequate physical, technical and administrative safeguards to protect the security of confidential information and data, and the potential of a system or network disruption that results in regulatory penalties, remedial costs or improper disclosure of confidential information or data;

•	the Company's ability to successfully recover should it experience a disaster or other business continuity problem from a hurricane, flood, earthquake, terrorist attack, pandemic, security breach, cyber-attack, power loss, telecommunications failure or other natural or man-made event;

•	the Company's ability to adjust to changes in European and United Kingdom markets as the United Kingdom leaves the European Union, and the impact of the United Kingdom's departure on its credit rating activities and other European and United Kingdom offerings;

•	changes in applicable tax or accounting requirements;

•	guidance and information regarding the implementation of the Tax Cuts and Jobs Act;
•	the level of the Company's future cash flows and capital investments;
•	the impact on the Company's revenue and net income caused by fluctuations in foreign currency exchange rates; and
•	the Company's exposure to potential criminal sanctions or civil penalties if it fails to comply with foreign and U.S. laws and regulations that are applicable in the domestic and international jurisdictions in which it operates, including sanctions laws relating to countries such as Iran, Russia, Sudan and Syria, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010, and local laws prohibiting corrupt payments to government officials, as well as import and export restrictions.

The factors noted above are not exhaustive. The Company and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, the Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made, except as required by applicable law. Further information about the Company's businesses, including information about factors that could materially affect its results of operations and financial condition, is contained in the Company's filings with the SEC, including the "Risk Factors" section in the Company's most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Report on Form 10-Q.

About S&P Global
S&P Global is a leading provider of transparent and independent ratings, benchmarks, analytics and data to the capital and commodity markets worldwide. The Company's divisions include S&P Global Ratings, S&P Global Market Intelligence, S&P Dow Jones Indices and S&P Global Platts. S&P Global has approximately 20,000 employees in 31 countries. For more information visit www.spglobal.com.

Investor Relations: http://investor.spglobal.com

Contact:

Investor Relations:
Chip Merritt
Vice President, Investor Relations
(212) 438-4321 (office)
chip.merritt@spglobal.com

News Media:

David Guarino

VP, External Communications

(212) 438-1471 (office)

dave.guarino@spglobal.com

Jason Feuchtwanger
Director, Corporate Media Relations

(212) 438-1247 (office)

(347) 419-4169 (cell)

jason.feuchtwanger@spglobal.com

Exhibit 1

Reconciliation of Adjusted Information to U.S. GAAP Information

(dollars in millions, except per share amounts)

S&P Global Organic Revenue

(unaudited)	2015	2014	% Change

Total revenue	$5,313	$5,051	5%
Market Intelligence acquisitions, product closures and divestitures	(85)	(2)
Platts acquisitions	(24)	—
Organic revenue	$5,204	$5,049	3%

	2016	2015	% Change
Total revenue	$5,661	$5,313	7%
Market Intelligence acquisition, product closure and divestitures	(304)	(157)
Platts acquisitions and divestiture	(230)	(316)
Indices acquisition	(1)	—
Organic revenue	$5,126	$4,840	6%

	2017	2016	% Change
Total revenue	$6,063	$5,661	7%
Market Intelligence product closure and divestitures	—	(117)
Platts acquisitions and divestiture	(30)	(216)
Indices acquisition	(3)	—
Organic revenue	$6,030	$5,328	13%

Market Intelligence Proforma Revenue

(unaudited)	2015

Market Intelligence revenue	$1,405
SNL legacy revenue	164
Divestitures and product closures	(154)
Market Intelligence proforma revenue	$1,415

Market Intelligence Organic Revenue

(unaudited)	2017	2016	% Change

Market Intelligence revenue	$1,678	$1,659	1%
Product closure and divestitures	—	(117)
Market Intelligence organic revenue	$1,678	$1,542	9%

Adjusted Operating Profit Margin Reconciliation

(2014-2017 by Segment)

(unaudited)		2014	2015	2016	2017

Ratings	Operating profit as previously reported	$(583)	$1,078	$1,262	$1,524
	Reclassification to other (income) expense, net	(4)	(5)	(6)	(7)
	Operating profit	(587)	1,073	1,256	1,517
	Non-GAAP adjustments (a)	1,657	68	(4)	80
	Deal-related amortization	6	5	5	4
	Adjusted operating profit	$1,076	$1,146	$1,257	$1,601
	Adjusted operating profit margin	43.8%	47.2%	49.6%	53.6%

Market Intelligence	Operating profit as previously reported	$228	$228	$731	$467
	Reclassification to other (income) expense, net	(2)	(2)	(1)	(3)
	Operating profit	226	226	730	464
	Non-GAAP adjustments (b)	9	69	(304)	12
	Deal-related amortization	26	41	71	69
	Adjusted operating profit	$261	$336	$497	$545
	Adjusted operating profit margin	21.1%	23.9%	29.9%	32.5%

Platts	Operating profit as previously reported	$290	$357	$1,091	$326
	Reclassification to other (income) expense, net	(1)	(1)	(1)	—
	Operating profit	289	356	1,090	326
	Non-GAAP adjustments (c)	16	1	(723)	21
	Deal-related amortization	11	16	14	18
	Adjusted operating profit	$316	$373	$381	$365
	Adjusted operating profit margin	35.5%	38.4%	41.2%	47.1%

Indices	Operating profit as previously reported	$347	$392	$412	$471
	Reclassification to other (income) expense, net	—	—	—	—
	Operating profit	347	392	412	471
	Non-GAAP adjustments (d)	4	—	—	—
	Deal-related amortization	5	5	6	7
	Adjusted operating profit	$356	$397	$418	$478
	Adjusted operating profit margin	64.6%	66.5%	65.3%	65.2%

Total Segments	Operating profit as previously reported	$282	$2,055	$3,496	$2,788
	Reclassification to other (income) expense, net	(7)	(8)	(8)	(10)
	Operating profit	275	2,047	3,488	2,778
	Non-GAAP adjustments (a) (b) (c) (d)	1,686	138	(1,031)	112
	Deal-related amortization	48	67	96	98
	Adjusted operating profit	$2,009	$2,252	$2,553	$2,988
	Adjusted operating profit margin	39.8%	42.4%	45.1%	49.3%

Unallocated Expense	Operating Profit as Previously Reported	$(169)	$(138)	$(127)	$(178)
	Reclassification to Other (Income) Expense, Net	(18)	(1)	(20)	(17)
	Operating Profit	(187)	(139)	(147)	(195)
	Non-GAAP adjustments (e)	16	(2)	(3)	29
	Adjusted Operating Profit	$(171)	$(141)	$(150)	$(166)

Total SPGI	Operating profit as previously reported	$113	$1,917	$3,369	$2,610
	Reclassification to other (income) expense, net	(25)	(9)	(28)	(27)
	Operating profit	88	1,908	3,341	2,583
	Non-GAAP adjustments (a) (b) (c) (d) (e)	1,702	136	(1,034)	141
	Deal-related amortization	48	67	96	98
	Adjusted operating profit	$1,838	$2,111	$2,403	$2,822
	Adjusted operating profit margin	36.4%	39.7%	42.4%	46.5%

	2014-2016 average adjusted operating profit margin			40%

Note - Totals presented may not sum due to rounding.

Adjusted Operating Profit Margin Reconciliation

(2011-2013)

(unaudited)		2011	2012	2013

Total SPGI	Operating profit as previously reported	$1,052	$1,170	$1,358
	Reclassification to other (income) expense, net	8	4	(23)
	Operating profit	1,060	1,174	1,335
	Non-GAAP adjustments (f)	41	171	197
	Deal-related amortization	33	48	51
	Adjusted operating profit	$1,134	$1,393	$1,583
	Adjusted operating profit margin	30.1%	32.6%	33.7%

	2012-2013 average adjusted operating profit margin			33.1%

Adjusted Diluted EPS Reconciliation and Adjusted Diluted EPS Growth

(unaudited)	2011	2012	2013	2014	2015	2016	2017

Diluted EPS as reported	$1.95	$2.29	$2.80	$(1.08)	$4.21	$7.94	$5.78
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	0.08	0.37	0.43	4.96	0.32	(2.82)	0.87
Deal-related amortization (g)	0.07	0.11	0.12	0.11	0.16	0.23	0.25
Adjusted diluted EPS	$2.10	$2.76	$3.35	$3.99	$4.69	$5.35	$6.89

Adjusted diluted EPS growth		32%	21%	19%	18%	14%	29%

(unaudited)	2014

Diluted weighted average shares outstanding	271.5
Non-GAAP adjustments	4.7
Adjusted diluted weighted average shares outstanding *	276.2

Note - Totals presented may not sum due to rounding.

*	Diluted weighted average shares outstanding of 276.2 million were used to calculate adjusted diluted EPS for 2014. This amount includes securities that had an antidilutive effect to reported diluted EPS due to a loss from continuing operations.

2018 Guidance

(unaudited)	Low	High

GAAP diluted EPS	$7.75	$7.90
Deal-related amortization	0.40	0.40
Compensation for replacement equity awards and retention plans	0.09	0.09
Integration costs	0.01	0.01
Legal settlement	0.20	0.20
Non-GAAP diluted EPS	$8.45	$8.60

Adjusted Interest Expense

(unaudited)	2016

Interest expense	$181
Non-GAAP adjustments	(21)
Adjusted interest expense	$160

Adjusted Provision for Income Taxes

(unaudited)	2012	2013	2014	2015	2016	2017

Provision for income taxes	$388	$425	$245	$547	$960	$823
Non-GAAP adjustments (a) (b) (c) (d) (e) (f)	64	82	336	48	(265)	(75)
Deal-related amortization	16	17	18	23	34	34
Adjusted provision for income taxes	$468	$524	$599	$619	$729	$782

Note - Totals presented may not sum due to rounding.

Adjusted Effective Tax Rate

(unaudited)	2012	2013	2014	2015	2016	2017

Adjusted operating profit	$1,393	$1,583	$1,838	$2,111	$2,403	$2,822
Adjusted other (income) expense, net (h)	(4)	23	25	9	28	35
Adjusted interest expense	(81)	(59)	(59)	(102)	(160)	(149)
Adjusted income before taxes on income	1,307	1,547	1,804	2,019	2,271	2,708
Adjusted provision for income taxes	468	524	599	619	729	782
Adjusted effective tax rate	36%	34%	33%	31%	32%	29%

Note - Totals presented may not sum due to rounding.

Free Cash Flow Reconciliation

(unaudited)	2014	2015	2016	2017

Cash flow provided by operating activities	$1,428	$356	$1,560	$2,016
Capital expenditures	(92)	(139)	(115)	(123)
Distributions to noncontrolling interest holders	(84)	(104)	(116)	(111)
Free cash flow	$1,252	$113	$1,329	$1,782
Tax on gain from sale of J.D. Power	—	—	200	—
Tax on gain from sale of SPSE and CMA	—	—	—	67
Payment of legal and regulatory settlements	35	1,624	150	4
Legal settlement insurance recoveries	—	(101)	(77)	—
Tax benefit from legal settlements	—	(250)	(24)	(2)
Free cash flow excluding certain items	$1,287	$1,386	$1,578	$1,851

Return of Capital Reconciliation

(2014-2017)

(unaudited)

Return of capital (2014-2017)	$4,950
Less: amount available due to divestitures	(623)
Return of capital (2014-2017) after divestitures	$4,327

Free cash flow excluding certain items to shareholders (2014-2017)	$6,101

% of free cash flow to shareholders adjusted for divestitures	71%

(a)	2014 includes legal and regulatory settlements of $1.6 billion ($1.2 billion after-tax) and employee severance charges of $45 million ($30 million after-tax). 2015 includes net legal settlement expenses of $54 million ($35 million after-tax) and employee severance charges of $13 million ($8 million after-tax). 2016 includes a benefit related to net legal settlement insurance recoveries of $10 million ($4 million after-tax) and employee severance charges of $6 million ($3 million after-tax). 2017 includes legal settlement expenses of $55 million ($34 million after-tax) and employee severance charges of $25 million ($17 million after-tax).

(b)	2014 includes $9 million of employee severance charges ($6 million after-tax). 2015 includes acquisition-related costs of $37 million ($24 million after-tax) and costs identified operating efficiencies primarily related to employee severance costs of $33 million ($21 million after-tax). 2016 includes a $373 million ($302 million after-tax) gain from our dispositions, disposition related costs of $44 million ($39 million after-tax), a technology-related impairment charge of $24 million ($16 million after-tax) and an acquisition-related cost of $1 million ($1 million after-tax). 2017 includes a non-cash disposition-related adjustment of $4 million ($4 million after-tax) and employee severance charges of $7 million ($5 million after-tax).

(c)	2014 includes $16 million of employee severance charges ($11 million after-tax). 2015 includes employee severance charges of $1 million ($1 million after tax). 2016 includes a $728 million ($516 million after-tax) gain from our disposition and disposition related costs of $4 million ($3 million after-tax). 2017 includes a non-cash acquisition-related adjustment of $11 million ($3 million after-tax), employee severance charges of $2 million ($2 million after-tax), a charge to exit a leased facility of $6 million ($3 million after-tax) and an asset-write off of $2 million ($1 million after-tax).

(d)	2014 includes professional fees largely related to corporate development activities of $4 million ($3 million after-tax).

(e)	2014 includes employee severance charges of $16 million ($11 million after-tax). 2015 includes a gain of $11 million ($7 million after-tax) related to the sale of our interest in a legacy McGraw Hill Construction investment and employee severance charges of $9 million ($6 million after-tax). 2016 includes $3 million ($2 million after-tax) from a disposition-related reserve release. 2017 includes a charge to exit leased facilities of $19 million ($16 million after-tax), and employee severance charges of $10 million ($6 million after-tax).

(f)	2011 includes the impact of the following items: $31 million ($19 million after-tax) of employee severance charges and a $10 million ($6 million after-tax) charge for costs necessary to enable the separation of MHE and reduce our cost structure. 2012 includes the impact of the following items: $135 million ($84 million after-tax) charge for costs necessary to enable the separation of MHE and reduce our cost structure, $65 million ($44 million after-tax) of employee severance charges, transaction costs of $15 million ($9 million after-tax) for our S&P Dow Jones Indices LLC joint venture, an $8 million ($5 million after-tax) charge related to a reduction in our lease commitments, partially offset by a vacation accrual reversal of $52 million ($32 million after-tax). 2013 includes the impact of the following items: $77 million ($47 million after-tax) of legal settlements, a $64 million ($39 million after-tax) charge for costs necessary to enable the separation of McGraw-Hill Education (“MHE”) and reduce our cost structure, a $36 million ($22 million after-tax) non-cash impairment charge related to the sale of our data center, employee severance charges of $28 million ($20 million after-tax), a charge to exit leased facilities of $13 million ($8 million after-tax) and a $24 million ($24 million after-tax) net gain from our dispositions.

(g)	After-tax deal-related amortization is $21 million for 2011, $32 million for 2012, $34 million for 2013, $30 million for 2014, $44 million for 2015, $62 million for 2016, and $64 million for 2017.

(h)	2017 includes a pension related charge of $8 million ($7 million after-tax).